Exhibit 10.4

AMENDMENT

TO

B. RILEY FINANCIAL, INC.
AMENDED AND RESTATED 2009 STOCK INCENTIVE PLAN

B. Riley Financial, Inc., a Delaware corporation (the “Company”), hereby amends the B. Riley Financial, Inc. Amended and Restated 2009 Stock Incentive Plan (the “Plan”) as follows:

1. Amendment to Section 3. The first sentence of Section 3 of the Plan is hereby amended and restated in its entirety to read as follows:

“Subject to adjustment pursuant to Section 13 below, a total of 6,210,133 Shares shall be available for issuance under the Plan.”

2. Amendment to Section 5(f)(ii). Subsection (f)(ii) of Section 5 of the Plan is hereby amended and restated in its entirety to read as follows:

“Maximum Limit. The number of Shares that are available for ISO Awards shall not exceed 6,210,133 Shares (as adjusted pursuant to Section 13 of the Plan), and shall be determined, to the extent required under the Code, by reducing the number of Shares designated in Section 3 of the Plan by the number of Shares issued pursuant to Awards, provided that any Shares that are subject to Awards issued under the Plan and forfeited back to the Plan before an issuance of Shares shall be available for issuance pursuant to future ISO Awards.”

3. Capitalized Terms. Unless otherwise expressly provided for in this Amendment to the Plan (this “Amendment”), all capitalized words, phrases, or defined terms used in this Amendment will have the same meaning ascribed to them in the Plan.

4. No Other Changes. Except as expressly set forth in this Amendment, there have been no other changes or modifications to the Plan, and the Plan remains otherwise unchanged and in full force and effect.

5. Effective Date. This Amendment shall be effective as of May 21, 2019.

IN WITNESS WHEREOF, the undersigned has caused this Amendment to be executed effective as of the date set forth above.

B. RILEY FINANCIAL, INC.,
a Delaware corporation

By:	/s/ Phillip J. Ahn
Phillip J. Ahn, Chief Financial Officer